Exhibit 4.2

	NUMBER	SHARES

A-

SEE REVERSE FOR CERTAIN DEFINITIONS	WHOLE FOODS MARKET, INC.

SERIES A 8.00% REDEEMABLE CONVERTIBLE EXCHANGEABLE PARTICIPATING PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS, THIS CERTIFIES THAT                                                           IS THE OWNER OF                          SHARES OF SERIES A 8.00% REDEEMABLE CONVERTIBLE EXCHANGEABLE PARTICIPATING PREFERRED STOCK,

PAR VALUE ONE CENT ($0.01) PER SHARE, OF WHOLE FOODS MARKET, INC. (hereinafter called the “Company”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate, properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the amendments from time to time made thereto and the Statement of Designations related to the Series A 8.00% Redeemable Convertible Exchangeable Participating Preferred Stock, copies of which are filed with the Texas Secretary of State as part of the Company’s Amended and Restated Articles of Incorporation and are or will be on file at the principal office of the Company, which the Company will furnish to the record holder of this Certificate free of charge upon a written request sent to the Company’s principal office, to all of which the holder by acceptance hereof assents.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

By:

	Glenda Chamberlain	Roberta Lang
	Executive Vice President and Chief Financial Officer	Global Vice President of Legal Affairs, Secretary and
General Counsel

SEE REVERSE SIDE FOR TRANSFER RESTRICTIONS

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 5, 2008, AMONG WHOLE FOODS MARKET, INC., GREEN EQUITY INVESTORS V, L.P. AND THE OTHER INVESTORS IDENTIFIED THEREIN.

Whole Foods Market, Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of	under Uniform Gifts to Minors Act
	survivorship			(State)
and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

For value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Shares on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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